UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------
                                    FORM 8-K
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                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 19, 2006



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                               Digital River, Inc.
               (Exact name of registrant as specified in charter)

                 Delaware               000-24643            41-1901640
       (State or other jurisdiction    (Commission         (IRS Employer
             of incorporation)         File Number)     Identification No.)

  9625 West 76th Street, Suite 150, Eden Prairie, MN                     55344
     (Address of principal executive offices)                         (Zip Code)

                                 (952) 253-1234
               Registrant's telephone number, including area code

                                 Not Applicable
          (Former name or former address, if changed since last report)
                             ----------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.

On October 19, 2006, Digital River, Inc. and Digital River Ireland Limited (together, the "Company") and Symantec Corporation and Symantec Limited (together "Symantec") entered into a Second Amended and Restated Symantec Online Store Agreement (the "Restated Agreement"), which supersedes and replaces the Amended and Restated Authorized Symantec Electronic Reseller for Shop Symantec Agreement dated as of July 1, 2003, as amended.

Pursuant to the Restated Agreement, the Company continues to be appointed as an electronic reseller of certain Symantec products and is authorized to market, distribute and sell these products. The Restated Agreement also provides that in the event the Company is acquired by certain competitors of Symantec, the Company will be required as part of the change of control transaction to spin off certain assets dedicated to the performance of the Restated Agreement into an independent company and to make available certain of its employees to that company. The Restated Agreement expires on June 30, 2010, unless otherwise agreed in writing.







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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                             Digital River, Inc.

 Date: October 24, 2006                      By:    /s/ Thomas M. Donnelly
                                                    ----------------------
                                                    Thomas M. Donnelly
                                                    Chief Financial Officer